Exhibit 99.1

AMMO, Inc. Announces Plan to Separate Ammunition and Marketplace Businesses into Two Independent Publicly Traded Companies

Create Separate Industry Leading & Laser-Focused Companies

Following Separation, Fred Wagenhals Will Serve as the CEO/Chairman of Marketplace Business, Outdoor Online, Inc., Including the GunBroker.com Brand and Related On-line Business Operations and Chairman of Action Outdoor Sports, Inc.

New Team to be Named to Manage Action Outdoor Sports, Inc., the Ammunition and Munition Components Business, Responsible for Curating the Well-Established STREAK, Signature, Blackline, /stelTH/, AMMO Brass and Hunt Ammunition Brands, While Continuing to Service our Government Customers & US Special Forces End-Users

Transaction Expected to be Completed in 2023 Calendar Year

Separately Announced Q1 FY 2023 Financial Results; Company to Host Conference Call at 5:00 p.m. EDT, August 15, 2022

SCOTTSDALE, Ariz., August 15, 2022 — AMMO, Inc. (Nasdaq: POWW, POWWP) (“AMMO” or the “Company”), the owner of GunBroker.com, the largest online marketplace serving the firearms and shooting sports industries, and a leading vertically integrated producer of high-performance ammunition and components, today announces that its Board of Directors has unanimously approved a plan to separate its ammunition and marketplace businesses into two independent publicly-traded companies.

Outdoor Online, Inc. (“Outdoor Online”) will be comprised of GunBroker.com and its related online businesses. Current AMMO Chairman & CEO, Fred Wagenhals, will assume the Chairman & CEO role in Outdoor Online. The second entity, Action Outdoor Sports, Inc. (“AOS”), will retain the Company’s current ammunition and munition components business, including its well- established STREAK™, Signature™, Blackline™, /stelTH/™, Blueline™, AMMO Brass™, and Hunt Ammunition™ brands. The AOS CEO, executive management team and board of directors will be announced at a later date and in advance of consummation of this transformational transaction, anticipated to close during calendar 2023. The Company expects to create these companies through a tax-free spin-off by AMMO of AOS.

Strategic Benefits to Spin-Off

The Company believes there are a number of compelling reasons supporting the separation of these two vibrant business units, including:

●	Better Positioned to Enhance Shareholder Value: Compelling and distinct investment opportunities derived from each particular business model. As independent and separate companies, AMMO expects each will be better situated to be appropriately valued by the market.
●	Enhancement of Brand Strength: The separation and renewed focus by each newly organized business is expected to facilitate the enhancement and expansion of the valuable brand strength developed in both separate operational units, thus further supporting increased enterprise and therefore shareholder value.
●	Prioritize and Refine Capital Allocation: With separated business models and short- and long-term goals, each company will be better positioned to refine and focus capital allocation strategies moving forward.
●	Expanded Strategic Opportunities: With a renewed focus, AOS will build upon AMMO’s well-established track record as an attractive acquirer through enhanced M&A work in the outdoor recreation marketplace, allowing it to secure best-in-class partnerships with other manufacturers. Similarly, Outdoor Online will be best positioned to focus on continuing the work designed to leverage its leading marketplace, while focusing on potential accretive M&A opportunities specific to its space and market.
●	Reinforce and Amplify the Ability to Attract and Retain Top Market Talent: Each company’s short- and long-term objectives will be enhanced by a renewed ability to attract and retain the top industry talent best situated for each business’ operation separate operational and financial objectives.
●	Enhanced Strategic Focus with Supporting Resources: Financial and human capital resources will be deployed in a focused manner to best support the specific operational needs and growth drivers of each separate company.

“AMMO’s management team and Board completed a detailed analysis and assessment of our operations, business units, and growth opportunities, all with the singular goal of unlocking and enhancing shareholder value,” stated Fred Wagenhals, AMMO’s Chairman & CEO. “With the supportive analysis of our trusted advisory teams, we determined that a spin-off of our ammunition/munition components business would best serve to unlock significant shareholder value.”

“With the opening of AMMO’s new state-of-the-art manufacturing plant in Manitowoc, WI, and the enhancement of the integrated GunBroker.com Marketplace operations (the “Marketplace”) following the 2021 acquisition, the management team, Board and our advisors believe the time is right to deploy this exciting strategy. Through acquisition, enhanced efficiencies and a continually refined application of leverage, we have made great progress executing on our long-planned strategy to vertical integrate, drive operational efficiencies, expand the Marketplace and ultimately deliver shareholder value.”

“Our entire team remains singularly focused and committed to working collectively through this transformational process to best position each company with the right team members and full panoply of resources to deliver exceptional products, innovation, and an overall enhanced experience for the outdoor sporting and shooting enthusiast that ultimately creates even more value for our loyal shareholders.”

“As the AMMO team and its advisors work through this transformational process, further public communications will follow which will identify the exceptional stewards appointed to the boards of directors of each company, along with the management teams strategically selected from the current AMMO management team. The management teams will be enhanced with new additions from industry leading executives with stellar resumes currently performing exceptionally well within the domestic and/or international business markets,” concluded Mr. Wagenhals.

About Action Outdoor Sports, Inc.

Following the spin-off, AOS will operate as the one of the fastest growing U.S. based ammunition and munition components manufacturers through ramped up operation within its new best-in-class and cutting-edge plant located in Manitowoc, Wisc. Through scaled up operations within this exciting new plant, the newly formed company plans to incrementally expand production in due course to approximately 1 billion loaded rounds of ammunition to support the manufacture and sale of its patented STREAK Visual Ammunition™ (Red & Green), /stelTH/™ subsonic munitions, and specialty rounds for military and law enforcement use via government programs.

AOS will be best situated to enhance operational efficiencies via the new plant as it drives growth and cash flow through leveraging AMMO’s profound customer relationships and operational expertise. AMMO’s analysis of the separation of these distinct business units on a go-forward pro forma basis results in projected 2023 AOS Fiscal Year guidance of $230 -$240 million in revenue and $57 - $60 million in Adjusted EBITDA. This transformational plan and relocation into the new plant will also best position the company to support its military program partners with the cutting-edge products requested by component groups within the US Special Forces community and its ally partners, manufactured to exceptional tolerance and produced at the necessary volume. The resulting company will also be situated to enhance support of AMMO’s growing base of international customers (commercial and governmental).

Fred Wagenhals will serve as the Chairman. The Company will announce the appointment of the AOS Chief Executive Officer and compliment of management team members at a later date. The AOS corporate operations will remain headquartered in Scottsdale, Ariz., with manufacturing operations based in Manitowoc, Wisc.

About Outdoor Online, Inc.

AMMO acquired GunBroker.com, its suite of subsidiaries, and its industry-leading online Marketplace in April 2021. The business has maintained its industry leader position as AMMO has worked to enhance customer service and the seller and buyer experience, while leveraging the site with increased Marketplace offerings. Following the spin-off, Outdoor Online will hold and operate the GunBroker.com online Marketplace and related high-margin and asset-light business assets and operations.

AMMO’s analysis of the separation of this business unit on a go-forward pro forma basis results in projected 2023 Outdoor Online Fiscal Year guidance of approximately $70 million in revenue, $51 million in Adjusted EBITDA, with plans to further leverage the Marketplace through augmentation of the platform to drive additional growth and profitability.

Fred Wagenhals will serve as the Outdoor Online Chairman & CEO following the spin-off. The Company will announce the management team members at a later date which management team will be comprised of select current AMMO executives and industry leaders currently engaged within the space and also announce the headquarters’ location.

Details of the Spin-Off

AMMO anticipates the transaction will be in the form of a dividend distribution to its shareholders of 100% of the stock of AOS, which will become a new, independent publicly traded company. The distribution is intended to be tax-free to both companies and their shareholders for U.S. federal income tax purposes. Concurrently, AMMO will change its name to Outdoor Online and will operate under a new ticker symbol.

As of this date, AMMO reasonably anticipates the transaction will be completed in the 2023 calendar year, subject to final approval by the Company’s Board of Directors, a Form 10 registration statement being declared effective by the U.S. Securities and Exchange Commission, regulatory approvals and satisfaction of other standard and necessary terms and conditions. There can be no assurance the transaction will be consummated or as concerns the ultimate timing of the proposed transaction.

Legal Advisors

Lucosky Brookman LLP is acting as legal advisor to the Company.

Fiscal First Quarter Conference Call and Webcast Information

AMMO will separately report its financial results for its fiscal first quarter 2023 ended June 30, 2022, after the stock market closes on Monday, August 15, 2022. The Company will also host a conference call for investors at 5:00 p.m. EDT that same day. Investors interested in participating in the live conference call or audio-only webcast, may join by dialing 1-866-777-2509 (domestic), 1-412-317-5413 (international), or via webcast https://event.choruscall.com/mediaframe/webcast.html?webcastid=2cVEYxgL. Please join at least 5-10 minutes prior to the scheduled start and follow the operator’s instructions. When requested, please ask for “AMMO, Inc. First Quarter 2023 Conference Call.”

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona, AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and specialty rounds for military and law enforcement use via government programs. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Non-GAAP Financial Measures

In this document, AMMO sometimes use information derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission (“SEC”) rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. The reasons AMMO uses these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are included in its SEC filings and earnings materials, as applicable.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

This documents contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: risks related to the separation of our ammunition and marketplace businesses, including that the process of exploring the transaction and potentially completing the transaction could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, risks related to AOS not being able to recruit the appropriate members of its executive management team or board of directors, risks related to the transaction not being completed in accordance with our expected plans or anticipated timelines, or at all, risks related to the transaction not achieving some or all of any of the anticipated benefits with respect to either business, and risks related to AOS’s ability to succeed as a standalone publicly traded company.

The forward-looking statements included in this press release are made only as of the date of this release, and except as otherwise required by federal securities law, AMMO does not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances. You should, however, consult further disclosures and risk factors AMMO includes in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact:

Matt Blazei

Phone: (516) 386-0430

IR@ammo-inc.com